AMENDMENT NO. 1
TO
THIRD AMENDED AND RESTATED CREDIT AGREEMENT

This Amendment No. 1 to Third Amended and Restated Credit Agreement (this “Amendment”) is executed as of January 14, 2008, by Lazy Days’ R.V. Center, Inc., a Florida corporation (the “Company”), Bank of America, N.A. (successor by merger to Banc of America Specialty Finance, Inc.), as Administrative Agent and as Collateral Agent, and Bank of America, N.A. (successor by merger to Banc of America Specialty Finance, Inc.) and KeyBank National Association, as Lenders, to amend the Third Amended and Restated Credit Agreement, originally dated as of July 15, 1999, amended and restated as of July 31, 2002, amended and restated as of May 14, 2004, and amended and restated as of February 22, 2007 (the “Agreement”).

1.  Purpose.  The purpose of this Amendment is to replace the existing Schedule A to the Agreement with a revised Schedule A that reflects the Lenders’ respective Floor Plan Commitments upon an increase in the aggregate Floor Plan Commitments pursuant to Section 1.1(g) of the Agreement.

2.  Capitalized Terms.  Except as expressly provided in this Amendment, all capitalized terms used in this Amendment have the meanings ascribed to them in the Agreement, and those definitions are incorporated by reference into this Amendment.

3.  Schedule A.   Schedule A to the Agreement is replaced in its entirety with the Schedule A attached to this Amendment.

4.  Affirmations; Representations and Warranties.  The Company confirms to the Lenders and the Agent that (a) all representations and warranties of the Company in the Financing Documents, except in each case for those that relate specifically to any earlier date, are correct in all Material respects, (b) after giving effect to this Amendment, no Default or Event of Default, violation, or other default exists under the Agreement or the Financing Documents as of the date of this Amendment, (c) the Company has not changed its jurisdiction of incorporation since February 22, 2007, and (d) the Company and RV Acquisition have not been parties to any merger, recapitalization, share exchange, or consolidation and have not succeeded to all or any substantial part of the liabilities of any other Person, at any time following February 22, 2007.  Additionally, the Company represents and warrants to the Agent and the Lenders that:

 (i)           the Company has the legal capacity to execute, deliver, and perform its obligations pursuant to this Amendment and to perform its obligations pursuant to the Financing Documents, as amended by this Amendment;

 (ii)           the performance by the Company of its obligations pursuant to the Financing Documents, as amended by this Amendment, and the execution and delivery of this Amendment by the Company, require no authorization or approval or other action by, and no notice to or filing with, or other consent by, any Governmental Authority or other Person and do not (A) contravene, or constitute a default under, any provision of any applicable law or regulation, or any agreement, indenture, judgment, order, decree, or other instrument binding upon the Company or its properties, or (B) result in the creation or imposition of any Lien (except those in favor of the Agent) on any asset of the Company;

(iii)           this Amendment has been duly executed and delivered by the Company; and

(iv)           the Agreement, as amended by this Amendment, constitutes the legal, valid, and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors’ rights generally, and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or in law).

5.  Miscellaneous.  This Amendment shall be governed by the laws of the State of New York and the federal laws of the United States of America, excluding the laws of those jurisdictions pertaining to resolution of conflicts with laws of other jurisdictions.  The Company shall pay on demand all fees, costs, and expenses of the Agent and the Lenders in connection with the preparation, execution, and delivery of this Amendment and all other agreements, instruments, and other documents related to the foregoing, including without limitation the fees, charges, and other expenses of counsel to the Agent and the Lenders.  Except as amended by this Amendment, the Agreement remains in full force and effect.  This Amendment will be effective as of January 14, 2008, when all of the conditions precedent set forth in Section 4.4 of the Agreement have been satisfied or waived in writing by the Lenders.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered (in each of their respective capacities (including agency capacities)) as of the day and year first above written.

Lazy Days' R.V. Center, Inc.

Date: January 14, 2008	By:	/s/ Randall Lay
Name: Randall Lay
Title: Chief Financial Officer

Bank of America, N.A. (as successor by merger to Banc of America Speciality Finance, Inc.) as Administrative Agent, as Collateral Agent, and as Lender

Date: January 14, 2008	By:	/s/ Joe Sagneri
Name: Joe Sagneri
Title: Senior Vice President

KeyBank National Association, as Lender

Date: January 14, 2008	By:	/s/ Brian McDevitt
Name: Brian McDevitt
Title: Vice President

        00014-02903 330736 V2

Schedule A
(Revised January 14, 2008)
 to
Third Amended and
Restated Credit Agreement

NAME AND ADDRESS OF LENDERS

Notices:	Bank of America, N.A.
(successor by merger to Banc of America Specialty Finance, Inc.)
1355 Windward Concourse
Alpharetta, GA 30005-8899
Attention:                      Joe Sagneri
Telecopier No.: (678) 339-9120

Payments:	Account No.: 375 320 7600 (re: LAZY DAYS R.V. CENTER, INC.)
ABA No: 1110000012

Floor Plan Commitment:                                                                $53,000,000

Revolving Line of
    Credit Commitment:                                                                $7,941,000
____________________

Notices:                                           KeyBank National Association
Mailcode: OH-01-49-0422
4900 Tiedeman Road
Brooklyn, OH 44144
Attention: Brian McDevitt
Telecopier No.: (216) 813-6414

Payments:                                           Account No.: 3057 (re: LAZY DAYS R.V. CENTER, INC.)
ABA No: 041001039

Floor Plan Commitment:                                                                $47,000,000

Revolving Line of
    Credit Commitment:                                                                $7,059,000

Notices with respect
to payments:                                                      KeyBank National Association
Specialty Finance Service
Reference: Lazy Days’ R.V. Center, Inc.
Attn: Wavia Jones

        00014-02903 330736 V2